UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): June 15, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)

                  1-2918                                      61-0122250
         (Commission File Number)                          (I.R.S. Employer
                                                          Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky              41012-0391
   (Address of principal executive offices)                   (Zip Code)

      P.O. Box 391, Covington, Kentucky                       41012-0391
              (Mailing Address)                               (Zip Code)

     Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written  communications  pursuant to Rule 425 under the  Securities Act
    (17 CFR 2230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
    Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

            Ashland Inc. ("Ashland") announced on June 16, 2005 that as of 5:00 p.m. New York time on June 15, 2005, it has received irrevocable consents to proposed amendments in respect of series of notes representing approximately 98.7% of the aggregate principal amount of debt issued and outstanding as of May 31, 2005, under the Indenture relating to such notes, as further described in Ashland's Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent Dated June 1, 2005 (the "Offer to Purchase"). Receipt of such consents satisfies a condition to Ashland's obligation to proceed with the series of transactions that, among other things, effect the transfer of its interest in Marathon Ashland Petroleum LLC ("MAP") to a wholly-owned subsidiary of Marathon Oil Corporation. Ashland has not extended the consent payment deadline in respect of any notes. Details of the receipt of consents from noteholders, satisfaction of a closing condition to the transaction transferring Ashland's MAP interest, and expiration of the consent payment deadline are included in the attached press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release dated June 16, 2005


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ASHLAND INC.
                              -------------------------------------------
                                          (Registrant)



    Date:  June 16, 2005                /s/ David L. Hausrath
                                  -----------------------------------
                                  Name:     David L Hausrath
                                  Title:    Senior Vice President,
                                            General Counsel and Secretary

                               EXHIBIT INDEX

99.1     Press Release dated June 16, 2005